Consent of Independent Registered Public Accounting Firm

The Board of Directors

The Dreyfus/Laurel Funds, Inc.:

We consent to the use of our reports, dated October 26, 2011, on Dreyfus Core Equity Fund, a series of The Dreyfus/Laurel Funds, Inc. (the “Fund”), incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Counsel and Independent Registered Public Accounting Firm” in the statement of additional information.

KPMG LLP/s/

December 23, 2011